Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-190384) pertaining to the TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan, as amended and
(2)	Registration Statement (Form S-8 No. 333-178637) pertaining to the TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan and TripAdvisor, Inc. Deferred Compensation Plan for Non-Employee Directors;
(3)	Registration Statement (Form S-8 No.333-198726) pertaining to the Viator, Inc. 2010 Stock Incentive Plan;

of our reports dated February 11, 2014, except for Note 2 and Note 16, as to which the date is February 17, 2015 with respect to the consolidated financial statements of TripAdvisor, Inc., as of December 31, 2013 and for each of the two years in the period ended December 31, 2013, included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 17, 2015